Exhibit 10.9

THIRD AMENDMENT AND RESTATEMENT
MIDLAND STATES BANCORP, INC.

1999 STOCK OPTION PLAN

Section 1. Establishment and Purpose

Midland States Bancorp, Inc. (the “Company”) hereby establishes a long-term incentive plan to be named the Third Amended and Restated Midland States Bancorp, Inc. 1999 Stock Option Plan (the “Plan”), for Key Employees of the Company or its subsidiaries. The purpose of this Plan is to encourage those Key Employees who are given awards by the Committee administering this Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

Section 2. Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)           Board means the Board of Directors of the Company.

(b)           Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(c)           Committee means the Compensation Committee of the Board, or any successor to such Committee, the members of which shall be appointed by the Board.

(d)           Company means Midland States Bancorp, Inc., a Delaware corporation.

(e)           Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(f)            Exercise Price of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 10 of this Plan.

(g)           Fair Market Value means, for any particular day, the fair market price per share of Stock for such day as determined by the Board.

(h)           Key Employee means an employee (including officers and directors who are also employees) of the Company or its subsidiaries designated by the Committee.

(i)            Option means the right to purchase Stock at the Exercise Price for a specified period of time and subject to specified conditions. For purposes of this Plan, an Option may be an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision, or a Nonqualified (nonstatutory) Stock Option.

(j)            Option Agreement means the written agreement evidencing an Option under this Plan, which shall be executed by the Company and the Participant.

(k)           Participant means any Key Employee designated by the Committee to receive an Option under this Plan.

(l)            Stock means the Common Stock of the Company.

(m)          Taxable Event means an event relating to an Option granted under this Plan which requires federal, state or local tax to be withheld by the Company or a subsidiary.

(n)           Terminated for Cause means, (i) for Key Employees serving under an employment agreement containing a provision for termination of employment for “cause,” termination of employment of the Key Employee pursuant to such provision, and (ii) for other Key Employees, termination of employment of the Key Employee by a two-thirds (2/3) vote of the entire Board or of Effingham State Bank, an Illinois Banking Corporation and wholly-owned subsidiary of the Company (the “Bank”), or of any other subsidiary employing such Key Employee, expressly for one of the following “causes,” as evidenced in a certified resolution of such Board:

(A)          the willful engaging by the Key Employee in gross misconduct that is materially and demonstrably injurious to the Bank, monetarily or otherwise; or

(B)          the willful and continued failure by the Key Employee to substantially perform such Key Employee’s duties with the Bank or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or Disability), after a written demand for substantial performance is delivered to the Key Employee by the Board, which demand specifically identifies the manner in which the Key Employee has not substantially performed his or her duties, and the Key Employee fails to comply with such demand within a reasonable time.

Section 3. Administration

(a)           This Plan will be administered by the Committee; provided, however, that notwithstanding anything to the contrary that follows in the balance of this Section, or elsewhere in this Plan, all of the Committee’s actions and decisions shall be subject to the prior approval of the Board as a condition to effectiveness. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of this Plan. Subject to the provisions of this Plan, the Committee shall: (i) construe and interpret this Plan and Options granted under this Plan, establish, amend and revoke rules and regulations regulating this Plan and its administration, and correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee, after the requisite approval by the Board, shall be conclusive and binding on all Participants and on their legal representatives and beneficiaries;

(ii) determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, when an Option may terminate, and any other term or condition of an Option; and (iii) determine all questions of policy and expediency that may arise in the administration of this Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company and its subsidiaries.

(b)           A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice or meeting upon the unanimous written consent of the Committee, and all actions made or taken by the Committee pursuant to the provisions of this Plan and this Section shall be final, binding and conclusive for all purposes and upon all persons.

Section 4. Shares Reserved Under this Plan

There is hereby reserved for issuance under this Plan an aggregate of 49,325 shares of Stock, subject in each case to adjustment as provided in Section 10 of this Plan. Such shares may be authorized but unissued shares or treasury shares.  Shares of Stock underlying outstanding Options will be counted against this Plan maximum while such Options are outstanding; provided, however, any shares of Stock covered by an Option that are not delivered to a Participant or beneficiary because the Option is forfeited, shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock reserved for issuance under this Plan. In addition, if the exercise price of any Option granted under this Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock reserved for issuance under this Plan.

Section 5. Participants

Persons eligible for grants of Options under this Plan will be those Key Employees of the Company or of its subsidiaries who are expected to play a significant role in the success and future growth and profitability of the Company and its subsidiaries, as determined by the Committee and as evidenced by the decision of the Committee to grant Options to such individuals, including transferees of Key Employees, to the extent the transfer is permitted by this Plan and the applicable Option Agreement. Designation of a Key Employee as a Participant to receive an Option in any year shall not require the Committee to designate such Key Employee to receive an Option in any other year or to designate any other Key Employee to receive an Option in such year or any other year. The Committee shall consider such factors as it deems pertinent in selecting Key Employees to receive Options and determining the type and amount of their respective Options.

Section 6. Types of Options

The Committee may grant, in any proportion in accordance with this Plan, Incentive Stock Options and Nonqualified Stock Options, both as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Options to be granted to any Key Employee and, subject to the provisions of this Plan, the terms and conditions which attach to each Option, which terms and conditions need not be uniform as among different Participants.  Each Option shall be evidenced by an Option Agreement, as provided in Section 7 of this Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Option previously granted to a Participant under this Plan, provided that: (a) no such modification or waiver shall give the Participant or any other Participant under this Plan any right to a similar modification or waiver of any other Option previously or subsequently granted under this Plan; (b) no such modification or waiver of an Option shall involve a change in the number of shares subject to the Option or a change in the Exercise Price of an Option or the purchase price, if any; and (c) any such modification or waiver which is adverse or arguably adverse to the interests of the Participant holding such Option shall not be effective unless and until the Participant shall consent thereto.

Section 7. Option Agreements

Within ten business days after the grant of an Option, the Company shall notify the Participant of the grant and shall hand deliver or mail to the Participant an Option Agreement in such form as determined by the Committee, duly executed by and on behalf of the Company, with the requirement that the Participant execute the Option Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Option Agreement shall not necessarily be or affect the date of grant of the Option, which may precede such date of execution and return, as the Committee may determine.  If the Participant shall fail to execute and return to the Company the Option Agreement within said 30-day period, the Option shall be deemed void and never to have been granted.

Section 8. Incentive Stock Options

(a)           Incentive Stock Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant; provided, however, if at the time an Incentive Stock Option is granted the Participant receiving the Incentive Stock Option owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Exercise Price shall not be less than, but may be more than, one hundred and ten percent (110%) of the Fair Market Value of the Stock on the date of grant. The aggregate Fair Market Value (determined as of the date of grant) of all shares of stock under all incentive stock options granted by the Company or any subsidiary or affiliate of the Company (under this Plan or any other stock option plan) to any Key Employee which may vest in any one calendar year may not exceed $100,000. If the vesting of an Incentive Stock

Option hereunder would cause a violation of the foregoing limitation, such portion of such Option that vests in violation of such limitation shall be deemed to be a Nonqualified Stock Option.

(b)           Any outstanding Incentive Stock Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) ten (10) days after the effective date of the termination of the employment or engagement of Participant by the Company or by its subsidiaries where such employment or engagement was Terminated for Cause; (ii) the date which is ninety (90) days following the date of cessation of the employment or engagement of the Participant by the Company or by its subsidiaries for any reason other than as set forth in clause (i), death or Disability; (iii) the date which is one (1) year following the date on which the Participant’s service with the Company or its subsidiaries ceases due to death or Disability; (iv) the date of expiration of the Incentive Stock Option determined by the Committee at the time the Option is granted and specified in such Option; and (v) the tenth anniversary date of the granting of the Incentive Stock Option, or, if at the time such Option is granted the Participant owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth such anniversary; provided, however, that the Committee shall have the right, but not the obligation, to extend the expiration date of the Incentive Stock Options held by a Participant whose service with the Company or its subsidiaries has ceased for any reason to the end of their original terms, notwithstanding that such Options may no longer qualify as Incentive Stock Options under the Code.

(c)           The Committee may provide, upon grant of an Incentive Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time.  The Committee also may provide upon grant that exercisability of an Incentive Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a “change of control” of the Company as defined by the Committee.

(d)           Upon exercise of an Incentive Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid only by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock, provided that such shares shall have been then owned by the Participant for a period of at least six months prior to the exercise. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Incentive Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person.  If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant.

Section 9. Nonqualified Stock Options

(a)           Nonqualified Stock Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall be determined by the Committee in its sole discretion.

(b)           Any outstanding Nonqualified Stock Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) ten (10) days after the effective date of the termination of the employment or engagement of Participant by the Company or by its subsidiaries where such employment or engagement was Terminated for Cause; (ii) the date which is ninety (90) days following the date of cessation of the employment or engagement of the Participant by the Company or by its subsidiaries for any reason other than as set forth in clause (i), death or Disability; (iii) the date which is one (1) year following the date on which the Participant’s service with the Company or its subsidiaries ceases due to death or Disability; (iv) the date of expiration of the Option determined by the Committee at the time the Nonqualified Stock Option is granted and specified in such Option; and (v) the tenth annual anniversary date of the granting of such Option; provided, however, that the Committee shall have the right, but not the obligation, to extend the expiration date of the Options held by a Participant whose service with the Company or its subsidiaries has ceased for any reason to the end of their original terms.

(c)           The Committee may provide, upon grant of a Nonqualified Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time.  The Committee also may provide upon grant that exercisability of a Nonqualified Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a “change of control” of the Company as defined by the Committee.

(d)           Upon exercise of a Nonqualified Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid only by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock, provided that such shares shall have been then owned by the Participant for a period of at least six months prior to the exercise. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which a Nonqualified Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person.  If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant.

Section 10. Adjustment Provisions

(a)           If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares reserved for issuance under this Plan, the maximum number of shares available for Options to a particular Participant and the number of shares and the Exercise Price covered by each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Option to the Participant, shall not be changed. Options may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

(b)           Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board shall use its best efforts to authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

Section 11. Transfers of Options

Subject to any overriding restrictions and conditions as may be established from time to time by the Board, the Committee may determine that any Option granted under this Plan may be transferable prior to exercise thereof under such terms and conditions as the Committee may specify; provided, that no Incentive Stock Option granted under this Plan shall be assignable or transferable by the Participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant.  Unless the Committee shall specifically determine that an Option is transferable prior to exercise thereof, each Option granted under this Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and, during the Participant’s lifetime, shall be exercisable only by the Participant or, in the event of the Disability of the Participant, by the attorney-in-fact or guardian of the Participant. In the event of the death of a Participant holding an unexercised Option, exercise of the Option may be made only by the executor, administrator or personal representative of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Participant was entitled to exercise such Option at the date of death.

Section 12. Taxes

The Company shall be entitled to withhold, and shall withhold, the minimum amount of any Federal, state or local tax attributable to any Stock deliverable under this Plan, whether upon exercise of an Option or occurrence of any other Taxable Event, and the Committee may condition the delivery of any shares or other benefits under this Plan on satisfaction of the applicable withholding obligations.  Such withholding obligation of the Company may be satisfied by any reasonable method including, if the Committee so provides upon grant of the Option, reducing the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event by a number of shares having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

Section 13. No Right to Employment

A Participant’s right, if any, to continue to serve the Company or its subsidiaries as an officer, employee or otherwise shall not be enhanced or otherwise affected by the designation of such employee as a Participant under this Plan.

Section 14. Duration, Amendment and Termination

No Option shall be granted under this Plan on or after the date which is the tenth anniversary date of the adoption by the Board of this Plan. The Board may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate this Plan or amend or revise the terms of this Plan; provided that any amendment to this Plan shall be approved by a majority of the shareholders of the Company if the amendment would: (a) materially increase the benefits accruing to participants under this Plan; (b) increase the number of shares of Stock which may be issued under this Plan, except as permitted under the provisions of Section 10 above; or (c) materially modify the requirements as to eligibility for participation in this Plan. By mutual agreement between the Company and a Participant, one or more Options may be granted to such Participant in substitution and exchange for, and in cancellation of, any certain Options previously granted such Participant under this Plan, provided that any such substitution Option shall be deemed a new Option for purposes of calculating any applicable exercise period for Options.  To the extent that any Options which may be granted within the terms of this Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant, any such beneficial treatment shall be considered within the intent, purpose and operational purview of this Plan and the discretion of the Committee, and to the extent that any such Options would so qualify within the terms of this Plan, the Committee shall have full and complete authority to grant Options that so qualify (including the authority to grant, simultaneously or otherwise, Options which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among Participants) in respect to the grant or exercise of any such Options under this Plan.

Section 15. Miscellaneous Provisions

(a)           Naming of Beneficiaries. In connection with an Option, a Participant may name one or more beneficiaries to receive the Participant’s benefits, to the extent permissible pursuant to the various provisions of this Plan, in the event of the death of the Participant.

(b)           Successors.  All obligations of the Company under this Plan with respect to Options issued hereunder shall be binding on any successor to the Company.

(c)           Governing Law.  The provisions of this Plan and all Option Agreements under this Plan shall be construed in accordance with, and governed by, the laws of the State of Illinois without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

(d)           Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Options under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the taxes provided for in Section 409A of the Code. In the event that it is reasonably determined by the Board that any amounts payable in respect of any Option under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Option, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Options hereunder, and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

Section 16. Restriction on Shares

If the Company shall be advised by counsel that certain requirements under the Federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

Section 17. Investment Purpose

Each Option granted hereunder may be issued on the condition that any purchase of Stock pursuant to the exercise of an Option which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the “Restricted Stock”). If requested by the Company, each Participant must agree, at the time of the purchase of any Restricted Stock, to execute an “investment representation letter” setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to such Participant thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the “Securities Laws”), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for the Stock.  No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

(a)           an opinion of the Participant’s counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

(b)           such Stock is registered under the applicable Securities Laws; or

(c)           “no action” letters are received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on the opinion of counsel for Participant in form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

Section 18. Effective Date of Plan

This Plan shall become effective upon adoption by the Board and approval by the Company’s stockholders; provided, however, that prior to approval of this Plan by the Company’s stockholders but after adoption by the Board, Options may be granted under this Plan subject to obtaining such approval.

Adopted by the Board of Directors of the Company as of March 9, 1999.

Adopted by the Stockholders of the Company as of April 13, 1999.

Amended and Restated by the Board of Directors of the Company as of March 8, 2000 (Stockholder approval not being required).

Second Amendment and Restatement by the Board of Directors of the Company as of August 6, 2002. (Stockholder approval not being required).

Third Amendment and Restatement by the Board of Directors of the Company as of March 5, 2007.

Third Amendment and Restatement approved by the Stockholders of the Company as of April 2, 2007.